UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

International Rectifier Corporation (the “Company”) previously reported that each independent member of the Company’s Board of Directors (the “Board”) is entitled to receive an annual grant of 12,000 options to purchase shares of the Company’s common stock, to be granted on the date on which the Company’s Annual Meeting of Shareholders (“Annual Meeting”) is held, with the exercise price per share of such options being the closing price per share of the Company’s common stock on the New York  Stock Exchange (“NYSE”) on that date.  On May 11, 2009, the Board changed the date on which such annual grants are to be made, commencing with the annual grant to be made for 2009, from the date of the Annual Meeting to the third business day following the date that the Company’s Annual Report on Form 10-K falling due within such year is filed with the Securities and Exchange Commission.  The exercise price per share of such options would be the closing price per share of the Company’s common stock on the NYSE on that grant date.  Additionally, any independent director first joining the Board during such year  would be eligible for an annual grant pro-rated for the portion of the year to be served by the independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: May 15, 2009	By	/s/ Timothy E. Bixler
Timothy E. Bixler,
Vice President, Secretary and General Counsel